Exhibit 99.1

Altria Holds 2009 Annual Meeting of Stockholders, Reaffirms 2009 Earnings per Share Guidance and Announces Preliminary Voting Results

Richmond, VA -- May 19, 2009 -- Altria Group, Inc. (Altria) (NYSE: MO) held its 2009 Annual Meeting of Stockholders today. Altria Chairman and Chief Executive Officer, Michael E. Szymanczyk, told an audience of stockholders that Altria experienced remarkable and transformative changes in the past few years. Altria is now the premier total tobacco company in the United States through its operating companies of Philip Morris USA in cigarettes, U.S. Smokeless Tobacco Company in moist smokeless tobacco and John Middleton Co. in machine-made large cigars.

“Altria’s competitive advantages well position the company for shareholder returns in 2009 and beyond,” said Mr. Szymanczyk. “Altria’s tobacco businesses have four strong brands in the largest and most profitable tobacco categories. These tobacco businesses have superior brand building infrastructure, which continually enhances brand equity to support future profitability. Altria and its companies are financially disciplined with aggressive cost management strategies. Finally, Altria retains a strong balance sheet and remains committed to returning cash to its shareholders through dividends.”

During the meeting, Altria reaffirmed its 2009 guidance for adjusted diluted earnings per share from continuing operations in the range of $1.70 to $1.75, representing a growth rate of 3% to 6% from a base of $1.65 per share in 2008. On a reported basis, Altria forecasts 2009 full year reported diluted earnings per share from continuing operations in the range of $1.47 to $1.52. This forecast includes estimated charges of approximately $0.23 per share related to exit, integration, implementation and UST Inc. (UST) acquisition-related costs. This forecast reflects higher tobacco excise taxes, investment spending on smokeless tobacco brands, ongoing cost reduction initiatives, increased pension expenses and no share repurchases. The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measure are detailed later in this press release.

A copy of Mr. Szymanczyk’s business presentation and a replay of the audio webcast of the Altria 2009 Annual Meeting of Stockholders is available at www.altria.com until 5:00 p.m. Eastern Time on Friday, June 19, 2009.

Preliminary Voting Results for Altria’s 2009 Annual Meeting of Stockholders

Preliminary voting results for the matters voted upon at Altria’s 2009 Annual Meeting of Stockholders are detailed below. Final voting results will be included in the Altria’s second-quarter 2009 Form 10-Q filing. At the Annual Meeting of Stockholders, held in Richmond, Virginia on May 19, 2009, approximately 82% of the outstanding shares entitled to vote were represented in person or by proxy.

Each of the nine nominees for director named in the company’s proxy statement was elected to a one-year term, with more than 93% of shares voting cast in favor of each nominee’s election.

The selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2009 was ratified.

All six stockholder proposals presented at the meeting were defeated:

Proposal One: Making Future and/or Expanded Brands Non-Addictive

Defeated – 4% of the shares voting on the proposal voted in favor; 96% voted against.

Proposal Two: Food Insecurity and Tobacco Use

Defeated – 4% of the shares voting on the proposal voted in favor; 96% voted against.

Proposal Three: Endorse Health Care Principles

Defeated – 4% of the shares voting on the proposal voted in favor; 96% voted against.

Proposal Four: Create Human Rights Protocols for the Company and its Suppliers

Defeated – 25% of the shares voting on the proposal voted in favor; 75% voted against.

Proposal Five: Shareholder Say on Executive Pay

Defeated – 47% of the shares voting on the proposal voted in favor; 53% voted against.

Proposal Six: Disclosure of Political Contributions

Defeated – 29% of the shares voting on the proposal voted in favor; 71% voted against.

Altria’s Profile

Altria directly or indirectly owns 100% of each of Philip Morris USA (PM USA), U.S. Smokeless Tobacco Company (USSTC), John Middleton Co. (Middleton), Ste. Michelle Wine Estates (SMWE), and Philip Morris Capital Corporation. In addition, Altria holds a continuing economic and voting interest in SABMiller plc.

The brand portfolios of Altria’s tobacco operating companies include such well-known names as Marlboro, Copenhagen, Skoal and Black & Mild. SMWE produces and markets premium wines sold under 20 different labels including Chateau Ste. Michelle, Columbia Crest, Stag’s Leap Wine Cellars and Erath, as well as exclusively distributes and markets Antinori products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of, or licensed by, Altria or its subsidiaries. More information about Altria is available at www.altria.com.

Non-GAAP Financial Measures

Altria reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). Today’s press release contains earnings per share guidance on both a reported basis and on an adjusted basis, which excludes items that affect the comparability of reported results. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measure are detailed below.

Altria’s Full-Year Adjusted Diluted EPS from Continuing Operations Forecast
	Full Year
	2009	2008	Change
Reported diluted EPS from continuing operations	$1.47 to $1.52	$1.48
Exit, integration and implementation costs	0.17	0.15
Gain on sale of corporate headquarters building	—	(0.12)
Loss on early extinguishment of debt	—	0.12
SABMiller intangible asset impairments	—	0.03
Tax items	—	(0.03)
UST acquisition-related costs*	0.06	0.02

Adjusted diluted EPS from continuing operations	$1.70 to $1.75	$1.65	3% to 6%

* Excludes exit and integration costs

Forward-Looking and Cautionary Statements

These remarks contain projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the period ended March 31, 2009. These factors include the following: Altria’s tobacco businesses (PM USA, USSTC and Middleton) are subject to intense price competition; changes in consumer preferences and demand for their products; fluctuations in raw material availability, quality and cost; reliance on key facilities and suppliers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; legislation, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; governmental regulation; privately imposed smoking restrictions; and governmental and grand jury investigations. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity. There can be no assurance that Altria will achieve the synergies expected of the UST acquisition or that the integration of UST will be successful. Altria’s subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law and bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds. Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make other than in the normal course of its public disclosure obligations. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

Contact:

Clifford B. Fleet

Vice President, Investor Relations

804-484-8222

Daniel R. Murphy

Director, Investor Relations

804-484-8222